CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-82392, 33-04968, 33-39784, 33-58110 and 33-63095)
of PAR Technology  Corporation of our report dated February 4, 1999 appearing at
Item 14 of this Form 10-K.


PRICEWATERHOUSECOOPERS LLP


Syracuse, New York
March 26, 1999